Exhibit 10.2

June 14, 2010

Greenlight Reinsurance, Ltd.
P.O. Box 31110
65 Market Street, Suite 1207
Jasmine Court, Camana Bay
Grand Cayman, KY1-1205
Cayman Islands

Re. Increase of Letter of Credit Facility

Gentlemen,

We refer you to (i) the Letter of Credit Facility dated July 21, 2009, between us and you (as amended, supplemented or modified from time to time, the “Letter of Credit”) and (ii) the Hypothecation Agreement, dated July 21, 2009, between us and you (as amended, supplemented or modified from time to time, the “Hypothecation Agreement”).

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of July 1, 2010, the maximum amount of the letter of credit facility referenced in the Letter of Credit and Hypothecation Agreement is hereby increased to US$100,000,000 from the original amount of US$50,000,000 and each reference in the Letter of Credit and the Hypothecation Agreement to “US$50,000,000” is hereby replaced with “US$100,000,000”.

Please acknowledge your acceptance of these amended terms by signing this letter in the signature block below and returning it to us.

All other terms and conditions of the Letter of Credit and Hypothecation Agreement remain unchanged.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law principles thereof).

Sincerely,

BANK OF AMERICA, N.A.

ACKNOWLEDGED AND ACCEPTED AS
OF THE DATE SET FORTH ABOVE:

GREENLIGHT REINSURANCE, LTD.

By: /s/ Tim Courtis
      Tim Courtis
      Chief Financial Officer